Exhibit 99.1

Xtant Medical Announces Third Quarter 2021 Financial Results

BELGRADE, MT, November 12, 2021 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights:

●	Revenue for the third quarter of 2021 totaled $13.8 million, compared to $14.0 million for the prior-year period
●	Loss from operations totaled $1.4 million compared to operating income of $0.8 million for the prior-year period
●	Net loss incurred in the third quarter of 2021 totaled $1.8 million compared to a net loss of $1.4 million for the prior-year period
●	Non-GAAP Adjusted EBITDA for the third quarter of 2021 totaled a loss of $0.5 million, compared to Non-GAAP Adjusted EBITDA of $1.5 million for the prior-year period

“While we have made significant investments that have Xtant well-positioned for long-term growth, the impact from the delta variant of COVID-19 created near-term pressures on elective spinal procedures across our key markets,” said Sean Browne, President and CEO of Xtant Medical. “In spite of these challenges, we continued to grow our distribution network, expand into adjacent markets and introduce exciting, new products to market, all of which are important pillars of our growth strategy. Our unyielding focus on bringing innovative biologics products to patients in need allows us to fulfill our mission of honoring the gift of donation.”

Third Quarter 2021 Financial Results

Third quarter 2021 revenue was $13.8 million, compared to $14.0 million for the same quarter in 2020. The decrease in revenue was largely attributable to reductions in elective procedures in key markets due to the impact of COVID-19.

Gross margin for the third quarter of 2021 was 52.2%, compared to 66.0% for the same period in 2020. The decrease was primarily attributable to a shift in product sales mix with an increase in original equipment manufacturer (OEM) channel sales and a reduction in independent agent channel sales, a temporary reduction in manufacturing overhead absorption, and an increase in the write-down of excess and obsolete inventory.

Operating expenses for the third quarter of 2021 totaled $8.6 million, compared to $8.5 million for the third quarter of 2020. The increase was primarily due to greater salaries and wage expenses and marketing and travel expenses, partially offset by reduced employee compensation expense and lower commissions resulting from a greater a mix of commission-free private label and OEM sales.

Third quarter 2021 net loss totaled $1.8 million, or $0.02 per share, compared to the third quarter 2020 net loss of $1.4 million, or $0.10 per share.

Non-GAAP Adjusted EBITDA for the third quarter of 2021 totaled a loss of $0.5 million, compared to Non-GAAP Adjusted EBITDA of $1.5 million for the prior-year period. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash compensation, separation related expenses, and litigation settlement reserves. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the third quarter 2021 financial results on Friday, November 12, 2021 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 866-682-6100 within the U.S. or 862-298-0702 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s continued investment in its growth initiatives and their impact on the Company’s future growth strategy, operating results and financial performance. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory if revenues continue to decrease; the ability to remain competitive; the ability to innovate, develop and introduce new products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of the COVID-19 pandemic and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (SEC) on February 24, 2021 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of September 30, 2021	As of December 31, 2020
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$18,175	$2,341
Restricted Cash	439	-
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $576 and $653, respectively	6,321	6,880
Inventories	19,708	21,408
Prepaid and other current assets	945	736
Total current assets	45,588	31,365

Property and equipment, net	4,971	4,347
Right-of -use asset, net	1,369	1,690
Goodwill	3,205	3,205
Intangible assets, net	414	457
Other assets	244	402
Total Assets	$55,791	$41,466

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,355	$2,947
Accrued liabilities	4,079	5,462
Current portion of lease liability	451	423
Finance lease obiligations	31	20
Line of credit	3,488	-
Current portion of long-term debt	-	16,797
Total current liabilities	10,404	25,649
Long-term Liabilities:
Lease liability, less current portion	961	1,303
Finance lease obligations, less current portion	111	-
Long-term debt, plus premium and less issuance costs	11,678	-
Total Liabilities	23,154	26,952

Stockholders’ Equity (Deficit)
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 86,796,175 shares issued and outstanding as of September 30, 2021 and 77,573,680 shares issued and outstanding as of December 31, 2020	-	-
Additional paid-in capital	265,539	244,850
Accumulated deficit	(232,902)	(230,336)
Total Stockholders’ Equity	32,637	14,514

Total Liabilities & Stockholders’ Equity	$55,791	$41,466

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Orthopedic product sales	$13,743	$13,980	$41,193	$39,207
Other revenue	34	36	100	115
Total revenue	13,777	14,016	41,293	39,322

Cost of sales	6,586	4,768	16,498	13,913
Gross profit	7,191	9,248	24,795	25,409

Gross profit %	52.2%	66.0%	60.0%	64.6%

Operating expenses
General and administrative	3,107	3,042	10,307	10,293
Sales and marketing	5,267	5,270	15,712	15,578
Research and development	262	176	719	529
Total operating expenses	8,636	8,488	26,738	26,400

(Loss) Income from operations	(1,445)	760	(1,943)	(991)

Other income
Interest expense	(329)	(2,097)	(529)	(5,258)
Total Other Expense	(329)	(2,097)	(529)	(5,258)
Net Loss Before Provision for Income Taxes	(1,774)	(1,337)	(2,472)	(6,249)

Provision for income taxes	(30)	(23)	(94)	(68)
Net Loss	$(1,804)	$(1,360)	$(2,566)	$(6,317)

Net loss per share:
Basic	$(0.02)	$(0.10)	$(0.03)	$(0.48)
Dilutive	$(0.02)	$(0.10)	$(0.03)	$(0.48)

Shares used in the computation:
Basic	86,763,210	13,231,823	84,926,656	13,210,386
Dilutive	86,763,210	13,231,823	84,926,656	13,210,386

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
Operating activities:
Net loss	$(2,566)	$(6,317)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,041	1,658
Gain on disposal of fixed assets	(164)	(307)
Non-cash interest	38	5,245
Non-cash rent expense	8	12
Stock-based compensation	1,501	726
Provision for reserve on accounts receivable	(25)	296
Provision for excess and obsolete inventory	572	429

Changes in operating assets and liabilities:
Accounts receivable	584	2,463
Inventories	1,128	(4,999)
Prepaid and other assets	(126)	(890)
Accounts payable	(592)	626
Accrued liabilities	(1,383)	(589)
Net cash provide by (used in) operating activities	16	(1,647)
Investing activities:
Purchases of property and equipment	(1,489)	(907)
Proceeds from sale of fixed assets	194	173
Net cash used in investing activities	(1,295)	(734)
Financing activities:
Payment of taxes from withholding of common stock on vesting of restricted stock units	(23)	-
Payments on financing leases	(42)	(115)
Costs associated with refinancing	(136)	-
Payments on long-term debt	(411)	-
Borrowings on line of credit	22,767
Repayments of line of credit	(23,029)	-
Proceeds from private placement, net of cash issuance costs	18,426	-
Net cash used in financing activities	17,552	(115)

Net change in cash and cash equivalents	16,273	(2,496)
Cash and cash equivalents at beginning of period	2,341	5,237
Cash and cash equivalents at end of period	$18,614	$2,741

Reconciliation of cash and restricted cash reported in the condensed consolidated balance sheets
Cash and cash equivelants	$18,175	$2,741
Restricted cash	439	-
Total cash and restricted cash reported in the condensed consolidated balance sheets	$18,614	$2,741

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net Loss	$(1,804)	$(1,360)	$(2,566)	$(6,317)

Other expense	21	(1)	62	5
Depreciation and amortization	310	504	1,041	1,658
Interest expense	329	2,097	529	5,258
Tax expense	30	23	94	68
Non-GAAP EBITDA	(1,114)	1,263	(840)	672

Non-GAAP EBITDA/Total revenue	-8.1%	9.0%	-2.0%	1.7%

NON-GAAP ADJUSTED EBITDA CALCULATION
Non-cash compensation	580	237	1,501	726
Separation-related expenses	-	(50)	-	699
Change in warrant derivative liability	-	-	-	(7)
Litigation reserve	-	5	550	5
Non-GAAP Adjusted EBITDA	$(534)	$1,455	$1,211	$2,095

Non-GAAP Adjusted EBITDA/Total revenue	-3.9%	10.4%	2.9%	5.3%